UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 9, 2013

Del Monte Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-107830-05	75-3064217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Maritime Plaza, San Francisco, California		94111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 9, 2013, Del Monte Corporation, a Delaware corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Del Monte Pacific Limited, a corporation established under the laws of the British Virgin Islands (“Parent”) and Del Monte Foods Consumer Products, Inc., a Delaware corporation and subsidiary of Parent (the “Acquiror”). Pursuant to the terms of the Purchase Agreement, the Company will sell to the Acquiror the issued and outstanding interests of certain subsidiaries related to the Company’s consumer products business (the “Business”) and all assets primarily related to the Business (other than certain specified excluded assets) (the “Transferred Assets”) for a purchase price of $1,675,000,000, subject to a post-closing working capital adjustment. The Acquiror will also assume all liabilities of the Company arising from or relating to the Transferred Assets or the Business irrespective of whether such liabilities arise prior to, on or following the closing of the transaction (other than certain specified excluded liabilities).

The Purchase Agreement contains customary representations, warranties, indemnification provisions and covenants. Consummation of the transaction contemplated by the Purchase Agreement is subject to the satisfaction or waiver of certain customary conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and no freeze order being issued by (or, if such freeze order is issued, approval being received from) the Mexican Federal Competition Commission under the Federal Law of Economic Competition of the Mexican Republic.

In connection with the Purchase Agreement, and also on October 9, 2013, the Company, Parent and Citibank, N.A. (the “Escrow Agent”), entered into an Escrow Agreement (the “Escrow Agreement”), pursuant to which Parent deposited, or caused to be deposited, to an account designated by the Escrow Agent, cash in an amount equal to $100,000,000 as security for the Acquiror’s obligation to pay the purchase price at the closing of the transaction.

Item 7.01 Regulation FD Disclosure

On October 10, 2013, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this report, announcing the execution of the Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K.

This information is furnished pursuant to Item 7.01 of Form 8-K. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

The furnishing of the information in this Item 7.01 is not intended to, and does not constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL MONTE CORPORATION

Date: October 11, 2013	By:	/s/ Timothy S. Ernst
Name: Timothy S. Ernst
Title: Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated October 10, 2013